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                                                               EXHIBIT 10.1(iii)


                           STANDARD FORM OF LOFT LEASE
                     THE REAL ESTATE BOARD OF NEW YORK, INC.

         Agreement of Lease, made as of this 23rd day of March 2001, between 401 Park Avenue South Associates LLC, a New York limited liability company having an office at 30 West 26th Street, New York, New York 11010 party of the first part, hereinafter referred to as LANDLORD, and Health Management Systems, Inc, a New York corporation having an office at 401 Park Avenue South, 4th Floor, New York, New York 10016,

party of the second part, hereinafter referred to as TENANT,

         Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord entire twelfth floor of the Building as shown on Exhibit A attached hereto in the building known as 401 Park Avenue South (the "Building") in the Borough of Manhattan, City of New York, for the term of to be determined to commence on the Commencement Date (as hereinafter defined) (See next page
1A), and to end on the 31st day of May, 2013, both dates inclusive, at an annual rental of $157,805 per annum which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment, coming due pursuant to the terms of this lease after any rent abatement period on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of another lease with Landlord or with Landlord's predecessor in interest, Landlord may at Landlord's option and without notice to Tenant add the amount of such arrearages to any monthly installment of rent payable hereunder and the same shall be payable to Landlord as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

RENT:

         1. Tenant shall pay the rent as above and as hereinafter provided.

OCCUPANCY:

         2. Tenant shall use and occupy, demised premises for executive and general offices for financial consultants and data processing and for no other purpose.

ALTERATIONS:

         3. Tenant shall make no changes in or to the demised premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the premises any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Landlord title to or prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal or any such from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be
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                                    Page 1A


The Commencement Date shall be the earlier to occur of (i) March 31, 2008, the scheduled expiration of a lease by and between Landlord and Digital Convergence Corporation, as Tenant, for the Demised Premises (hereinafter the "Digital Lease"), or (ii) in the event of the early termination of the Digital Lease, ten (10) business days following Landlord's written notice that the Digital Lease has terminated. Notwithstanding the foregoing sentence, the commencement of this Lease shall be subject to all the terms and conditions of that certain Guaranty and Compensation Agreement of even date herewith by and between Landlord, as Lessor and Tenant, as Guarantor.
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retained as Landlord's property or removed from the premises by Landlord, at
Tenant's expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord an Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by payment or filing the bond required by law.

REPAIRS:

         4. Landlord shall maintain and repair the public portions of the building, diligently including, without limitation, the roof, both exterior and interior. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted. Notwithstanding the foregoing, all damage or injury to the demised premises or to any other part of the building, or to its fixtures, equipment or appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated from time to time to the satisfaction of Landlord. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the demised premises and following such notice, Landlord shall remedy the condition with due diligence, but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion or the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this
Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof shall apply.

WINDOW CLEANING:

         5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE:

         6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, whether or not arising out or Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the premises of the building (including the use
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permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations, unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including but not limited to reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offence or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject the Landlord to any liability or responsibility to any person for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord.. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, extra-heavy business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgement, to absorb and prevent unreasonable vibration, noise and annoyance.

SUBORDINATION:

         7. This lease is subject and subordinate to all ground or underlying, leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Landlord may request.

PROPERTY-LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

         8. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of
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rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter or fixtures into or out of the building without Landlord's prior written consent. If such safe, heavy machinery, heavy equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord shall designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid; suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any subtenant In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY:

         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable or inaccessible by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises pro damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.
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EMINENT DOMAIN:

         10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

ASSIGNMENT, MORTGAGE, ETC.:

         11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns; expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under- tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant' herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

ELECTRIC CURRENT:

         12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

ACCESS TO PREMISES:

         13. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the demised premises or any other portion of the building or which Landlord may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period; place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations or Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligation hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

VAULT, VAULT SPACE, AREA:

         14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line or the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any Federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

OCCUPANCY:

         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord's work, if any. In any event, Landlord makes no representation as to the condition or the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

BANKRUPTCY:

         16. (a) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant" property, and within 60 days thereof, Tenant fails to secure a dismissal thereof, or if Tenant make an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by prior written notice to the Tenant (but if any of such events occur prior to the commencement date, this lease shall be ipso facto cancelled and terminated) and whether such cancellation and termination occur prior to or during the term, neither Tenant nor any person claiming through or under Tenant by reason of any statute or order of any court, shall be entitled to possession or to remain in possession of the. premises demised but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statue or rule of law, may retain as liquidated damages, any rent, security deposit or moneys received by him from Tenant or others on behalf of Tenant. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

         (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof, be relet by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting, Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT:

         17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if the demised premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Landlord and Tenant; or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after commencement of the term of this lease, of which fact Landlord shall be the sole judge; then in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained or shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration o said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

         18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or for putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise., for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure or Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting. such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re- rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re- letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any or the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

FEES AND EXPENSES:

         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring or such obligations, such sums shall be recoverable by Landlord as damages.

NO REPRESENTATIONS BY OWNER:

         20. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

         21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT:

         22. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

         23. If Landlord is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, under Tenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

NO WAIVER:

         24. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

         25. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal Injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any proceeding or action for possession including a summary proceeding for possession or the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

]INABILITY TO PERFORM:

         26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

BILLS AND NOTICES:

         27. Except as otherwise in this lease provided, a bill statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any or the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

WATER CHARGES:

         28. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Landlord to be the sole judge) Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Landlord shall be payable by Tenant as additional rent. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

SPRINKLERS:

         29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason or Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

ELEVATORS, HEAT, CLEANING:

         30. As long as Tenant is not in default under any of the covenants of this lease Landlord shall: (a) provide necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) furnish heat to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) at Landlord's expense cause to be kept clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises clean and in order, to the satisfaction of Landlord, and for that purpose shall employ the person or persons, or corporation approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's rubbish and refuse from the building Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish form the building. Bills for the same shall be by Landlord to Tenant at such time as Landlord shall elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional. Tenant shall, however, have the option of independently contracting for the removal of such refuse and rubbish in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Landlord, are necessary for the proper operation of the building. Landlord reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Landlord desirable or necessary to be made, until said repair, alterations, replacements or improvements shall have been completed. And Landlord shall have no responsibility or liability for failure to supply heat, elevator, plumbing and electric service during said period or when prevented from doing so by strikes, accidents or by any cause beyond Landlord's control, or by laws, orders or regulations of any Federal, state or Municipal Authority, or failure of coal, oil or other suitable fuel. If the building of which the demised premises are a part supplies manually operated elevator service, Landlord may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Landlord pursues with due diligence the completions of the alterations.

CAPTIONS:

         32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

DEFINITIONS:

         33. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

ADJACENT EXCAVATION-SHORING:

         34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

RULES AND REGULATIONS:

         35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

GLASS:

         36. Landlord shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

SUCCESSORS AND ASSIGNS:

         37. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

         Articles 38 through 72 of the Rider and Exhibits attached hereto are made a part hereof.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Landlord:            /s/ 401 PARK AVENUE SOUTH ASSOCIATES LLC [SEAL]
                                 -----------------------------------------------


Witness for Tenant               /s/ HEALTH MANAGEMENT SYSTEMS, INC. [SEAL]
                                 -----------------------------------------------

                                ACKNOWLEDGEMENTS

CORPORATE LANDLORD
STATE OF NEW YORK,       SS.:
COUNTY OF

On this day of   , 2001, before me personally came to me known, who being by me duly sworn, did depose and say that he resides in that he is the of the corporation described in and which executed the foregoing instrument, as LANDLORD; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


CORPORATE TENANT
STATE OF NEW YORK,       SS.:
COUNTY OF

On this day of   ,2001, before me personally came to me known, who being by me duly sworn, did depose and say that he resides in that he is the of the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


IMPORTANT - PLEASE READ RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 35.

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage, resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings, equipment or other projections shall be attached to the outside walls or windows of the building without the prior written consent of Landlord.

         5. No equipment, sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an Interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing 1ocks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

         9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Landlord reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

         11. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.


                                                                   Increased          Base              Next Year
                                 Annual                            Operating        Operating          Operating
Dates            Dates           Rental         Multiplying         Expense           Expense            Expense
From              To           Escalation       Percentage         Contribution     Contribution      Contribution
------------------------      ---------------------------------------------------------------------------------------
01/01/00       12/31/00            90,723            1.035%           93,898           10,505            104,404
01/01/01       12/31/01           104,404            1.035%          108,058           10,505            118,563
01/01/02       12/31/02           118,563            1.035%          122,713           10,505            133,219
01/01/03       12/31/03           133,219            1.035%          137,881           10,505            148,387
01/01/04       12/31/04           148,387            1.035%          153,580           10,505            164,086
01/01/05       12/31/05           164,086            1.035%          169,829           10,505            180,334
01/01/06       12/31/06           180,334            1.035%          186,646           10,505            197,151
01/01/07       12/31/07           197,151            1.035%          204,051           10,505            214,557
01/01/08       12/31/08           214,557            1.035%          222,066           10,505            232,572
01/01/09       12/31/09           232,572            1.035%          240,712           10,505            251,217
01/01/10       12/31/10           251,217            1.035%          260,010           10,505            270,515
01/01/11       12/31/11           270,515            1.035%          279,983           10,505            290,489
01/01/12       12/31/12           290,489            1.035%          300,656           10,505            311,161
01/01/13       05/31/13           311,161



                          SEVENTH & EIGHTH AMENDMENTS of Entire 12th (7,100 sf + 10,400 sf)
------------------------------------------------------------------------------------------------------------------

                                  Annual            Operating           Fixed       Supplemental
Dates          Dates              Rental             Expense          Operating      Labor Wage
From            To                 Rate            Contribution        Payment        Payment           Total
------------------------      ------------------------------------------------------------------------------------
01/01/01       12/31/01            157,805             104,404           114,279         28,275          404,763
01/01/02       12/31/02            157,805             118,563           114,279         28,275          418,923
01/01/03       12/31/03            157,805             133,219           114,279         28,275          433,578
01/01/04       12/31/04            157,805             148,387           114,279         28,275          448,746
01/01/05       12/31/05            157,805             164,086           114,279         28,275          464,445
01/01/06       12/31/06            157,805             180,334           114,279         28,275          480,693
01/01/07       12/31/07            157,805             197,151           114,279         28,275          497,510
01/01/08       12/31/08            157,805             214,557           114,279         28,275          514,916
01/01/09       12/31/09            157,805             232,572           114,279         28,275          532,931
01/01/10       12/31/10            157,805             251,217           114,279         28,275          551,577
01/01/11       12/31/11            157,805             270,515           114,279         28,275          570,875
01/01/12       12/31/12            157,805             290,489           114,279         28,275          590,848
01/01/13       05/31/13            157,805             311,161           114,279         28,276          611,521

RIDER TO LEASE DATED APRIL 23, 2001
BETWEEN 401 PARK AVENUE SOUTH ASSOCIATES LLC, LANDLORD,
AND HEALTH MANAGEMENT SYSTEMS, INC., TENANT


     38. If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of this Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

     39. (a) Notwithstanding anything to the contrary contained in this Lease, all sums of money, other than the fixed rent, as shall become due from and payable by Tenant to Landlord under this Lease shall be deemed to be additional rent.

          (b) Any obligation of Landlord or Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or termination of this Lease.

     40. (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to a certain ground lease of the property of which the demised premises are a part, between Milton Schwartz, et al. as lessor and Landlord as lessee, dated September 14, 1979, and all renewals, extensions, modifications and replacements thereof, and to all mortgages which may now or hereafter affect such property and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. The foregoing shall not apply to any fee mortgage which is subordinate to such ground lease. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee."

          (b) If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the Landlord under this Lease or its nominee or designee) shall not be
(i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, except to the extent turned over to the Successor Landlord, (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any previous modification of this Lease or by any previous prepayment of fixed rent for more than one (1) month, which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease, (v) liable to Tenant beyond the Successor Landlord's interest in the property of which the demised premises are a part and the rents, income, receipts, revenues, issues and profits issuing from such property, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the demised premises ready for occupancy by the Tenant, or (vii) required to remove any person occupying the demised premises or any part thereof, except if such person claims by, through or under the Successor Landlord.


     41.  For the purposes of this Article 41:

          (a) The term "Taxes" shall mean the real estate taxes, assessments and special assessments imposed upon the Building and/or the land upon which the Building is located (the "Land") by any governmental bodies or authorities. If at any time during the term of this Lease the method of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed and imposed (i) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or measured or based on the rents received therefrom, or (ii) any other additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges shall be deemed to be included within the term "Taxes" for the purposes hereof, provided, however, that except as otherwise provided herein, the term "Taxes" shall not include any income, franchise, transfer, inheritance or capital stock tax which is levied, assessed or imposed upon Landlord; and if any such taxes are included within the term "Taxes" then the amount of such taxes included within the term "Taxes" shall be determined as if the Building and Land are the sole assets of Landlord and as if the income therefrom is the sole income of Landlord.

     (b) The term "Base Tax" shall mean $201,181.

     (c) The term "Tax Year" shall mean the period of twelve (12) calendar months beginning July 1st.

     (d) The term "Tenant's Proportionate Share" shall mean 8.333 percent.

     If the real estate fiscal tax year of the City of New York shall be changed during the term of this Lease, any Taxes for a new real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in the new real estate fiscal tax year included in the particular Tax Year for the purpose of making the computations under this Article.

     If the Taxes for any Tax Year during the term of this Lease after the commencement of this Lease shall exceed the Base Tax, Tenant shall pay for such Tax Year an amount (herein called the "Tax Payment") equal to Tenant's Proportionate Share of the excess. The Tax Payment for each Tax Year shall be due and payable in four equal quarterly installments, within thirty (30) days after demand, which demand shall not be made more than sixty (60) days prior to the date each such quarterly installment of Taxes is first due and payable by Landlord, based upon a statement which shall be furnished by Landlord to Tenant together with each such demand. If, however, at any time Landlord is required (by the taxing authority or the holder of any mortgage covering the Building) to pay Taxes more frequently than quarterly, Landlord shall have the right to collect installments of the Tax Payment not more than thirty (30) days prior to the date each installment of Taxes is first due and payable by Landlord.

     If the Base Tax is reduced as a result of a certiorari proceeding or otherwise, Landlord shall adjust the amount of each Tax Payment previously made, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

     If Landlord shall receive a refund of the Taxes for any Tax Year, Landlord shall promptly pay to Tenant Tenant's Proportionate Share of the refund (after deducting from such refund the reasonable costs and expenses of obtaining same); provided, however, such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

     If a Tax Year ends after the expiration or termination of the term of this Lease, the Tax Payment therefor shall be prorated to correspond to that portion of such Tax Year occurring within the term of this Lease.

     Any delay or failure of Landlord in billing any amount due under this Section shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder.

     42.  For the purposes of this Article 42:

          (c) The words "Wage Rate" shall mean the minimum regular hourly wage rate prescribed for Porters in Class A Office Buildings pursuant to an agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and Local 32B of the Building Service Employees International Union, AFL-CIO (or any successor thereto) covering the wage rates for Porters in Class A Office Buildings; provided, however, if there is no such agreement in effect prescribing such minimum regular hourly wage rate for Porters, computations and payments shall thereupon be made upon the basis of the minimum regular hourly wage rate actually payable to Porters by Landlord or by the contractor performing cleaning services for Landlord.

          (d) The words "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 1990.

          (e)  The words "Wage Rate Multiple" shall mean the figure 17,500.

          (f) The word "Porters" shall mean that classification of non-supervisory employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to that classification now applicable to non-supervisory employees who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are now included in the classification of "Class A-Others" in the current agreement between the Realty Advisory Board on Labor Relations, Incorporated and Local 32B of the Building Service Employees International Union, AFL-CIO.

          (g) For each Operating Year commencing during the term of this Lease, Tenant shall pay an amount (herein called "Operating Payment") equal to the sum obtained by multiplying the amount by which the Wage Rate in effect as of the first day, of such Operating Year exceeds the Base Wage Rate by the Wage Rate Multiple.

     Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth of the Fixed Operating Payment as hereinafter defined for such Operating Year.

     If an Operating Year ends after the expiration or termination of this Lease, the additional rent in respect thereof payable under this Article shall be prorated to correspond to that portion of the Operating Year occurring within the term of this Lease.

"42.(h) Notwithstanding anything to the contrary contained in this Lease, the Wage Rate for each year occurring during the term of this Lease shall be the Wage Rate in effect for the calendar year 1990." Landlord and Tenant agree and confirm that the amount payable pursuant to this paragraph 42(h) is $114,279.35 (hereinafter "Fixed Operating Payment").

"42.(j) As an inducement to Landlord to maintain the Wage Rate as set forth in Article 42(h) of this Lease Tenant agrees to pay to Landlord, in each year, as a supplement to the amount to be paid by Tenant pursuant to Article 42(g) of this Lease an amount (hereinafter "Supplementary Labor Wage Payment") equal to $28,275.65.

     Tenant shall pay this Supplementary Labor Wage Payment as additional rent in twelve equal monthly installments beginning on January 1st of each year. All payments to be made pursuant to this Article are due and payable on or before the first day of each month. Any delay or failure of Landlord in billing any amount payable under this Article shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder."

"42.(k) Effective as of the first day of January in each year during the term of this Lease there shall be an adjustment to the amounts payable by Tenant pursuant to the terms of this Lease. This adjustment (hereinafter "Operating Expense Contribution") shall represent a contribution by Tenant to Landlord toward increases in operating costs of the Building. The annual Operating Expense Contribution shall be the amount as specified for the time periods below:

     a. January 1, 2001 to December 31, 2001           $104,404
     b. January 1, 2002 to December 31, 2002           $118,563
     c. January 1, 2003 to December 31, 2003           $133,219
     d. January 1, 2004 to December 31, 2004           $148,387
     e. January 1, 2005 to December 31, 2005           $164,086
     f. January 1, 2006 to December 31, 2006           $180,334
     g. January 1, 2007 to December 31, 2007           $197,151
     h. January 1, 2008 to December 31, 2008           $214,557
     i. January 1, 2009 to December 31, 2009           $232,572
     j. January 1, 2010 to December 31, 2010           $251,217
     k. January 1, 2011 to December 31, 2011           $270,515
     l. January 1, 2012 to December 31, 2012           $290,489
     m. January 1, 2013 to December 31, 2013           $311,161

Notwithstanding anything to the contrary herein contained, Tenant's obligation to pay this Operating Expense Contribution shall commence on the Commencement Date of this Lease and the annual amount payable on the Commencement Date shall be the amount illustrated above that corresponds to the year in which the Commencement Date occurs. The Operating Expense Contribution applicable to the year in which this Lease commences and the year in which this Lease expires shall be prorated to the Commencement Date or the Expiration Date, as the case may be.

          Tenant shall pay the Operating Expense Contribution as additional rent, in twelve equal monthly installments commencing on January 1st of each year. All payments to be made pursuant to this Article are due and payable on or before the first day of each month. Any delay or failure in billing any amount payable under this Article shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder."

     43. (a) Tenant shall take possession of the demised premises on the date the term of this Lease shall commence "AS IS" and Landlord shall have no obligation to furnish, render or supply any work, labor, services, materials, fixtures, furniture, equipment or decoration to make the demised premises ready or suitable for Tenant's occupancy.

          (b) Deleted Prior to Execution.

          (c) Tenant, at its sole cost and expense, shall cause to be prepared complete finished and detailed architectural and engineering drawings and mechanical Plans ("Tenant's Plans") including all dimensions and specifications for Tenant's Work (as hereinafter defined). Tenant's Plans shall be prepared by a registered architect or licensed professional engineer, shall comply with all applicable laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, applicable to the demised premises or the Building and shall be compatible with the plans for the Building which are on file in the Department of Buildings. Tenant's Plans, together with the name of the contractor or construction manager who shall perform or supervise Tenant's Work and a true copy of the contract or contracts covering Tenant's Work shall be delivered to Landlord for approval. If Landlord shall have grounds for withholding its approval of Tenant's Plans and/or Tenant's contractor or construction manager, Landlord shall notify Tenant as to such grounds and within fifteen (15) days after Landlord's notice is given, Tenant shall amend Tenant's Plans accordingly and/or substitute a new contractor or construction manager and deliver the amended plans and/or the name of the new contractor or construction manager to Landlord for approval. Landlord shall notify Tenant of its approval or disapproval of Tenant's Plans and any amendments thereof and of Tenant's contractor or construction manager or any substitute therefor within ten (10) days after Tenant has submitted such Plans of the name of such contractor or construction manager to Landlord. The same procedure as for the original Tenant's Plans and Tenant's contractor or construction manager shall be applicable to any amendments of Tenant's Plans and/or the substitution of a new contractor or construction manager under the preceding sentence. If Tenant's Plans and Tenant's contractor or construction manager have been approved by Landlord, they shall not be changed without Landlord's consent, which consent shall not be unreasonably withheld. Tenant shall, to the extent of $500 in the aggregate, pay to Landlord upon demand the reasonable costs and expenses of Landlord in (i) reviewing Tenant's Plans and each amendment thereof which, in Landlord's reasonable judgment is material and (ii) inspecting Tenant's Work, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Any review or approval by Landlord of Tenant's Plans is solely for Landlord's benefit and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise

          (d) Tenant, at its sole cost and expense, shall (i) cause Tenant's Plans to be filed with the appropriate governmental authorities or agencies having jurisdiction thereover and (ii) promptly obtain any necessary certificates for the final approval by such authorities or agencies of Tenant's Work, including, without limitation, any required certificates of occupancy, both temporary and permanent.

          (e) No Tenant's Work shall be commenced unless all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its sole cost and expense, and unless the originals thereof (or true copies thereof if such originals are required by law to be kept on the demised premises) shall have been delivered to Landlord. Landlord shall, upon the written request of Tenant, execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided and upon condition that same shall be without cost, liability or expense to Landlord.

          (f) All Tenant's Work shall be done under the supervision of a registered architect or licensed professional engineer approved by Landlord.

          (g) Tenant, at its sole cost and expense, shall perform or cause to be performed all repairs, restorations, building, rebuilding, alterations and other work shown in Tenant's Plans ("Tenant's Work).

          (h) Tenant's Work shall be performed in a first-class workmanlike manner and in accordance with (i) all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, applicable to the demised premises, (ii) all insurance requirements, whether now or hereafter in force, (iii) Tenant's Plans, (iv) the plans for the Building referred to above and (v) all of the other provisions of this paragraph and this Lease.

          (i) All Tenant's Work shall be commenced prompt-ly after Tenant receives the required approvals and shall be performed with due diligence. In no event shall Tenant's Work delay or interfere with the performance of work to be done by Landlord elsewhere in the Building. If in Landlord's judgment such delay or interference shall exist, Tenant shall promptly discontinue Tenant's Work until the work being done by Landlord which was delayed or interfered with shall have been completed. If Tenant's Work is being performed in accordance with good construction practice and if Tenant is not then in default hereunder, the period for which fixed rent and additional rent are to be waived pursuant to the provisions of Article 62 of this Lease shall be extended by one (1) day for each full business day that Tenant has discontinued Tenant's Work in compliance with the provisions of the preceding sentence. Tenant shall pay for all of Tenant's Work promptly, in cash, so that the demised premises, the Building, and the interests therein of Landlord and Tenant shall at all times be free from any possible (a) liens for labor performed or claimed to have been performed or materials supplied or claimed to have been supplied and (b) chattel mortgages, conditional sales contracts, title retention agreements, security interests and agreements, financing agreements, financing statements and any similar agreements (collectively, "Liens").

          (j) If any Liens shall at any time be recorded or filed against the demised premises, the Building, or the interests therein of Landlord or Tenant as a result of or arising out of Tenant's Work, Tenant shall cause the same to be discharged of record within 10 days after the notice of the recording or filing of the same, by either payment, deposit or bond. If Tenant shall fail to cause any Lien to be discharged of record within such period, Landlord shall have the right (in addition to all other remedies), but not the obligation, to cause the discharge of such Lien of record either by paying the amount claimed to be due, by deposit in court or by bond. Tenant shall reimburse Landlord upon demand as additional rent for any amount paid or deposited by Landlord therefor (including, without limitation, all incidental costs and expenses, attorneys' fees, bond premiums and any other sum required to be paid to a surety) in connection therewith, together with interest on all such amounts at the rate of one and one-half percent per calendar month or part thereof, or the then maximum lawful interest rate, whichever shall be less, from the date of payment or deposit by Landlord.

          (k) Nothing contained in this paragraph shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord to any person for the performance of any labor or the furnishing of any materials at or to the demised premises or the Building, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or the furnishing of any material which might give rise to the right to record or file any Lien against the demised premises, the Building or any part thereof or against the interests therein of Landlord or Tenant, it being intended that all persons who may perform any labor or furnish any materials to Tenant at the demised premises shall look only to the credit of Tenant and such security as Tenant may furnish to such persons for the payment of all such labor and materials, and that Landlord does not consent to the recording or filing of any Lien against the interest or estate of Landlord in the demised premises or the Building.

          (1) At all times when any Tenant's Work is in progress, Tenant shall, in addition to the insurance required to be maintained by Tenant as elsewhere provided in this Lease, maintain or cause to be maintained (a) workmen's compensation insurance covering all persons employed in connection with Tenant's Work, in an amount at least equal to the minimum amount of such insurance required by law and (b) such builder's risk (completed value form) or similar insurance in respect of the demised premises as Landlord may reasonably require, naming Landlord on such policy or policies as its interest may appear. Tenant shall deliver to Landlord such fully paid-for policies (or certificates thereof), together with proof of payment, at least 10 days prior to the commencement of any Tenant's Work. Such policies shall (x) be issued by companies satisfactory to Landlord, (y) contain a provision whereby the same cannot be cancelled unless Landlord is given at least 20 days' prior written notice of such cancellation and (z) include a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance. The waiver of subrogation or permission for waiver of claim referred to in clause (z) of the preceding sentence shall extend to Landlord and its agents and their respective employees. Tenant hereby releases Landlord, Landlord's partners or principals, disclosed or undisclosed, and its agents and their respective employees in respect of any claim (including a claim for negligence) which Tenant might otherwise have against Landlord, Landlord's partners or principals, disclosed or undisclosed, or its agents or their respective employees arising in connection with any matter with respect to which Tenant is required to furnish insurance pursuant to the provisions of this paragraph.

     (m) Tenant shall pay, and shall indemnify and hold harmless Landlord from and against, any and all claims, liabilities, losses, damages, expenses and costs (including, without limitation, attorneys' fees), obligations and charges of every kind and nature whatsoever, which shall arise out of, result from or be incurred in connection with Tenant's Work. Landlord shall have no obligation whatsoever during the term of this Lease to make any repairs, changes, alterations or replacements, structural or otherwise, in or to the demised premises or to the utility, heating, air conditioning, electrical and plumbing systems servicing the demised premises which shall arise out of or result from the performance of Tenant's Work or any defects therein. Tenant shall, at its sole cost and expense, make or cause to be made any such repairs, changes, alterations or replacements whether such repairs, changes, alterations or replacements are required to be made to the demised premises or elsewhere in the Building.

     44. (a) Tenant shall purchase electric energy from Landlord and shall from time to time, within ten (10) days after demand (accompanied by Landlord's computation of the amount then due), pay to Landlord all charges for Tenant's consumption of electric energy as measured by Landlord's submeters. The charge paid by Tenant to Landlord shall be determined by reference to the public utility rate schedule for (i) the entire Building, but as if Tenant were the only occupant or (ii) the demised premises, as if Tenant were to purchase electric energy solely for the demised premises, directly from the public utility company, then supplying electricity to the Building, whichever is the higher.

          (b) If permitted by law and provided Landlord will not be adversely affected thereby Tenant shall have the option to require that Landlord discontinue furnishing electric energy to Tenant, in which event the provisions of paragraph (a) of this Article shall not apply. For the purposes of the preceding sentence Landlord shall be deemed to be adversely affected only if Tenant's exercise of the option contained in such sentence shall (i) cause Landlord to be required to directly meter any other space in the Building. In the event of such discontinuance Tenant shall, at Tenant's sole cost and expense, make all arrangements for and cause all such electric energy to be furnished to the demised premises, including, without limitation, the furnishing, installing and maintaining of meters, and, from the meters, other components of the electrical system to and within the demised premises. Landlord shall afford Tenant and its contractors any necessary access to those portions of the Building outside the demised premises which may be necessary for such work, under such reasonable conditions as Landlord shall establish. Such work shall be performed in accordance with the provisions of subparagraphs 43(d), (e), (f), (h), (j), (k), (l) and (m) and the first sentences of subparagraphs 43(c), (i) and (n). Tenant shall not permit any electric energy facility to be overloaded. Landlord shall not be liable to Tenant in damages or otherwise for any failure of Tenant to make arrangements for or to obtain any such electric energy. Landlord shall provide and maintain feeders, risers and wiring necessary to provide electric energy to a location designated by Landlord for the installation of Tenant's meters.

          (c) Landlord shall have the right at any time to discontinue furnishing electric energy to Tenant. If Landlord shall exercise such right or if Landlord shall be required by law to discontinue furnishing electric energy to Tenant, then the provisions of paragraph (a) of this Article shall not apply. In either of such events Landlord shall, at Landlord's sole expense, make all arrangements for and cause all such electric energy to be furnished directly to the demised premises, including, without limitation, the furnishing and installing of meters which thereafter shall be maintained by Tenant, and, from the meters, other components of the electrical system to and within the demised premises. Tenant shall afford Landlord and Landlord's contractors access to the demised premises at all reasonable times for the purpose of fulfilling its obligations under the preceding sentence.

          (d) Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any failure or for interruption or curtailment of any such electric energy, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction. Notwithstanding the foregoing provision, if electrical service to the demised premises is unavailable as the result of Landlord's gross negligence or willful misconduct, and if such unavailability of electrical service shall continue for more than one business day, then fixed rent and additional rent shall be abated for each full business day of such unavailability.

          (e)  Notwithstanding anything to the contrary contained in this Lease,
(i) Landlord shall, at Landlord's sole cost and expense, maintain and promptly make all repairs, ordinary and extraordinary, to all components of the electrical system from the Tenant's meters to the demised premises, except for the repair of conditions resulting from (x) defects in workmanship or materials in work done by Tenant or Tenant's contractors or (y) the acts or omissions of Tenant or its officers, agents, servants, employees or contractors, and (ii) Tenant shall at Tenant's sole cost and expense, make all other repairs, ordinary and extraordinary, to such electrical system.

          (f) Landlord represents that present electric service to the demised premises is not less than 700 amperes as measured at the meter.

     45. (a) Tenant, at its expense, shall maintain at all times during the term of this Lease and at all times when Tenant is in possession of the demised premises public liability insurance in respect of the demised premises and the conduct or operation of business therein, with Landlord and Landlord's managing agent, if any, as additional named insureds, with limits of not less than One Million ($1,000,000) Dollars for bodily injury or death to any one person and Three Million ($3,000,000) Dollars for bodily injury or death to any number of persons in any one occurrence, and One Hundred Thousand ($100,000) Dollars for property damage.

          (b) Tenant shall deliver to Landlord such policies or certificates of such policies prior to the earlier to occur of (i) the date upon which Tenant is given access to the demised premises, and (ii) the commencement of the term of this Lease. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insureds such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies reasonably satisfactory to Landlord and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional named insureds are given at least thirty (30) days' prior written notice of such cancellation or modification, including, without limitation, any cancellation resulting from the non-payment of premiums. Landlord shall have the right at any time and from time to time, but not more frequently than once every two years, to require Tenant to increase the amount of the insurance maintained by Tenant under this Article, so that the amount thereof, as reasonably determined by Landlord, adequately protects the interest of Landlord.

          (c) Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the demised premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and its agents and their respective employees. Landlord and Tenant do hereby release each other and their respective partners or principals, disclosed or undisclosed, their respective agents and their respective employees in respect of any claim (including a claim for negligence) which they might otherwise have against each other or their respective partners or principals, disclosed or undisclosed, or their respective agents or their respective employees for loss, damage or destruction with respect to the real or personal property of either by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form then normally used in respect of similar property in New York County.

     46. The provisions of Article 11 of the printed portion of this Lease shall apply, if Tenant is a corporation, to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (a) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the net worth of Tenant herein named on the date of this Lease, and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. The unqualified certified statement of an independent certified public accountant with respect to the assets and liabilities of such successor shall be deemed satisfactory proof with respect to such net worth.

     47. (a) Supplementing Article 11 of this Lease, Tenant, if it requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the demised premises, shall submit to Landlord in writing a counterpart of the proposed assignment or subleasing agreement and the name of the proposed assignee or subtenant, the name and character of its business, the terms of the proposed assignment or sublease, such information as to its financial responsibility and standing and any other information as Landlord may reasonably require. Upon the receipt of such request and information from Tenant, Landlord shall have an option, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease, if the request is to assign this Lease or to sublet all or substantially all of the demised premises, or if the request is to sublet a portion of the demised premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) days nor more than one hundred twenty (120 days) following the service of such notice.

          (b) If Landlord shall exercise such option, Tenant shall surrender possession of the entire demised premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the demised premises at the expiration of the term. If the Lease shall be cancelled as to a portion of the demised premises only, the rent and additional rent payable by Tenant under this Lease shall be abated proportionately according to the ratio that the rentable area in the portion of the space surrendered bears to the rentable area of the entire demised premises.

          (c) If Landlord shall not exercise the option to cancel the Lease in whole or in part as above provided, and Tenant is not in default hereunder, then Landlord's consent to such request shall not be unreasonably withheld or delayed, provided that:

               (i) The proposed assignee or subtenant shall use the demised premises, or the relevant part thereof, solely for executive and general offices and, in Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the demised premises, or the relevant part thereof, will be used in a manner which (a) is in keeping with the then standards of the Building and (b) will not violate any negative covenant as to use contained in any other lease of space in the Building.

               (ii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof.

          (iii) Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building.

          (iv) The proposed assignee or subtenant is not a person with whom Landlord is then negotiating the lease of space in the Building.

          (v) The form of the proposed sublease or assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article.

          (vi) There shall not be more than two (2) subtenants in the demised premises.

          (vii) Tenant shall not have (a) advertised or publicized in any way the availability of the demised premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) listed the demised premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the lesser of (1) the fixed rent and additional rent then payable hereunder for such space, or (2) the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building.

     (d) In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenant from is obligations under this Lease, nor constitute consent to further assignment or subletting.

     (e) If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under paragraph (a) of this Article, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     (f) If this Lease is assigned and Landlord consents to such assignment, any change, alteration or modification of this Lease after such assignment which shall have the effect of increasing or enlarging Tenant's obligation or responsibility under this Lease shall not, to the extent only of such increases or enlargement, be binding upon Tenant and, notwithstanding such change, alteration or modification, Tenant shall remain liable for the performance of Tenant's obligations under this Lease except for any such change, alteration or modification.

     (g) With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

          (i) No subletting shall be for a term ending later than one (1) day prior to the expiration date of this Lease.

         (ii) no sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

         (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

     (h) In the event that (i) Landlord fails to exercise its option under paragraph (a) of this Article and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of paragraph (a) of this Article before assigning this Lease or subletting all or part of the demised premises.

     (i) If Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the demised premises, then Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the demised premises from the balance of the demised premises and in complying with any laws and requirements of any public authorities and insurance bodies relating to such separation.

     (j) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as additional rent:

         (i) in the case of an assignment, an amount equal to one-half (1/2) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property), less (A) the then fair and reasonable value of any such equipment, furniture, furnishings and other personal property which may be moved without damage to the demised premises which are separately sold or rented by Tenant and (B) the then net unamortized or undepreciated cost of any such fixtures, improvements, equipment, furniture, furnishings and other personal property which are not separately sold or rented but remain in the demised premises after such assignment, determined on the basis of Tenant's federal income tax returns; and

         "(ii) in the case of a sublease, one-half (1/2) of (A) any rents, additional charges or other considerations payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less (x) the then fair and reasonable value of any such equipment, furniture, furnishings and other personal property which may be moved without damage to the demised premises and which are separately sold or rented by Tenant, and (y) the then net unamortized or undepreciated cost of any such fixtures, improvements, equipment, furniture, furnishings and other personal property which are not separately sold or rented but remain in the subleased space during the term of such sublease, apportioned to the term thereof and determined on the basis of Tenant's federal income tax returns), less (B) in the case of a sublease, the term of which commences prior to January 1, 1984 and which sublease is for a term, including extensions & renewals thereof, of 5 years or less, any reasonable brokerage commission paid by Tenant in connection with such sublease."

tures, leasehold improvements, equipment, furniture or other personal property) less (A) the then fair and reasonable value of any such equipment, furniture, furnishings and other personal property which may be moved without damage to the demised premises which are separately sold or rented by Tenant and (B) the then net unamortized or undepreciated cost of any such fixtures, improvements, equipment, furniture, furnishings and other personal property which are not separately sold or rented but remain in the subleased space during the term of such sublease, apportioned to the term thereof and determined on the basis of Tenant's federal income tax returns). The sum payable under this paragraph shall be paid to Landlord as and when payable by the subtenant to Tenant.

     "48. (a) In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money (including, without limitation, payment of fixed and additional rent) and payment is not made within five (5) days after the same shall become due, Tenant shall pay as additional rent hereunder, interest on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be computed at a rate which shall be two percent (2%) per month; provided, however, in no event shall such interest be in excess of the highest rate of interest which shall from time to time be permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to the terms of a lease. The minimum interest charge in any and all instances shall be $100.00.

          (b) The interest payable pursuant to paragraph (a) above shall be (i) payable on demand and (ii) without prejudice or any of Landlord's rights and remedies hereunder, at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay interest as provided in this Article shall constitute a waiver by Landlord of its right to enforce the provisions of this Article in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for in Article 17 of this Lease."

      49. If Tenant is in arrears in payment of rent or additional rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     50. Tenant covenants, warrants and represents that no broker was instrumental in consummating this Lease and that Tenant had no conversations or negotiations with any broker concerning the leasing of the demised premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses arising out of any conversations or negotiations had by Tenant with any broker.

     51. Tenant shall, at any time and from time to time (but not more often that four (4) times in any calendar year), as requested by Landlord, upon not less than ten (10) days' prior notice, execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the rent and additional rent have been paid, stating the amount of security on deposit with Landlord pursuant to this Lease, stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant shall have knowledge, and stating whether or not, to the best knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation.

     52. Tenant shall look only to Landlord's estate and property in the Building and the land on which the Building is located for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises; and if Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord an instrument to that effect prepared by Landlord.

     53. Irrespective of the place of execution or performance, the Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     54. If Tenant shall request Landlord's approval or consent and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval. The foregoing waiver by Tenant of its entitlement to damages on account of Landlord's failure or refusal to give its consent or approval shall not apply if the court, in an action for injunction or specific performance, shall determine beyond right of appeal that

Landlord's failure or refusal to give its consent or approval was in bad faith.

     55. Any default by Tenant under any other lease of space in the Building shall be deemed a default of the same nature under this Lease.

     56. Supplementing Article 2 of this Lease, in no event shall the permitted use of the demised premises be deemed to include examining patients, giving medical advice, prescribing drugs or any other medical use.

     57.  Deleted  Prior to Execution.

     58. Amending Article 3 - Alterations. Notwithstanding anything to the contrary contained in Article 3:

          (a) Tenant may paint, repaint, decorate and re-decorate the demised premises and install and remove movable partitions therein without Landlord's consent provided that any damage to the demised premises due to such installation or removal is repaired by Tenant;

          (b) After the completion of Tenant's Work Tenant may, with the consent of Landlord, which consent shall not be unreasonably withheld, install and remove non-loadbearing partitions within the demised premises provided that any damage to the demised premises due to such installation or removal is repaired by Tenant;

          (c) Upon the expiration of this Lease, Tenant shall not be required to remove any equipment or other installations made in the demised premises by Landlord.

     59. Amending Article 17 - Default. In subsection (1) of Article 17, the words "ten (10) days" are substituted for the words "five (5) days" wherever the latter may ap-
pear, and the words "five (5) days" are substituted for the words "three (3) days" wherever the latter may appear. In subsection (2) of Article 17, the
phrase   ", after 10 days' written notice thereof shall be given to Tenant:"
shall be added between the word "required" and the colon on the fifth line of said subsection.

     60. Amending Article 21 - End of Term. In the fourth line of Article 21, the phrase "and tear and damage by fire or other casualty" is inserted between the words "ordinary wear" and the word "excepted."


     61. Amending Article 27 - Bills and Notices. In the seventh line of
Article 27, the words "served upon an officer of Tenant" are substituted in place of the word "left", and in the fourth line from the end of Article 27 the word "served" is substituted in place of the word "left."

     62. Deleted Prior to Execution.


     63. Subject to the provisions of Article 30 of this Lease and provided Tenant shall give not less than twelve hours' advance notice to Landlord of Tenant's need therefor, Landlord shall furnish after-hours heat to the demised premises at such hourly rates as may be established for the Building by Landlord from time to time.



     64. Notwithstanding anything to the contrary contained in Article 7 or 40 of this Lease, with respect to the ground lease described in Article 40 and with respect to any existing mortgage(s) covering the Building, Landlord agrees to use its best efforts, but without cost, liability or expense, to obtain non-disturbance and attornment agreements from the ground lessor under such ground lease (and from the holder(s) of any existing mortgage(s), which agreements shall be in form and substance reasonably satisfactory to Tenant.) The failure of Landlord to obtain such non-disturbance and attornment agreements shall be without liability on the part of Landlord and without any reduction, diminution or abatement of Tenant's obligations hereunder.

     65. Landlord represents to Tenant that neither the making, execution or delivery of, nor any of the terms, covenants or conditions contained in this Lease is in violation of the ground lease described in Article 40 hereof.

     66. Tenant, at its sole cost and expense, may arrange to change its current electric service so that it is directly metered by Con Edison provided that at the expiration of the Lease Tenant arranges, at its sole cost and expense, to remodify the electric metering service to the Demised Premises to the condition which exists as of the date of this Agreement.

     67. Tenant shall use and occupy the demised premises only for the purposes stated in Article 2 of the Lease and for no other purpose. Without limiting the generality of the foregoing, it is an express condition of this Lease and Tenant expressly warrants and agrees that at no time and in no event may the demised premises, or any portion thereof, be used for residential purposes.

     68. Tenant, at its own cost and expense, shall arrange for the removal of all rubbish from the demised premises and from the Building in accordance with any and all applicable municipal codes and regulations and in accordance with any rules and regulations of the Building which, in the judgment of Landlord, are necessary for the proper operation of the Building.

     69. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease.

     70. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereto to any person or circumstances for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the content may require.

     71. The Demised Premises comes equipped with an air conditioning system. Throughout the term of this Lease, Tenant at Tenant's sole cost and expense shall maintain the air conditioning system in working order and shall provide a maintenance and service contract for the air conditioning system throughout the Demised Premises. Landlord reserves the right to purchase such a service contract at Tenant's sole cost and expense in the event that Tenant fails to provide a service contract as herein required.

     72. Landlord shall have the option (hereinafter the "Elevator Option") to reclaim an area on each floor within the Demised Premises immediately adjacent to the two passenger elevators located in the southwestern portion of the Demised Premises. Such area shall be equal in size to the area occupied by the existing passenger elevators. Landlord may only exercise the Elevator Option for the purpose of installing a third passenger elevator (the "Proposed Elevator"). Landlord shall exercise the Elevator Option in writing 120 days in advance of the date Landlord shall reclaim the area required for the Proposed Elevator. Landlord shall proportionately reduce the rent and additional rent equal to the percentage that the area reclaimed for the Proposed Elevator bears to the total area of the floor. Landlord shall bear all costs and expenses associated with severing the area for the Proposed Elevator from the Demised Premises and Landlord at its sole cost and expense shall (i) reconstruct the area of the Demised Premises immediately adjacent to the Proposed Elevator to match the condition and repair of such immediately adjacent space, and (ii) shall relocate any of Tenant's equipment or fixtures which may be installed in the area of the Proposed Elevator.

                                   EXHIBIT A


                       401 PARK AVENUE SOUTH, 12TH FLOOR




                                  [FLOOR PLAN]
                             [401 PARK AVENUE SOUTH
                                    12TH FLOOR]